Exhibit 10.2

FIRST AMENDMENT (this “First Amendment”) to the INTERCREDITOR AGREEMENT, dated as of February 26, 2007 (as amended through the date hereof, the “Intercreditor Agreement”), by and among PRIMUS TELECOMMUNICATIONS HOLDING, INC., a Delaware corporation (the “Company”), PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED (the “Parent”), PRIMUS TELECOMMUNICATIONS IHC, INC., a Delaware corporation (the “Notes Issuer”), THE BANK OF NEW YORK MELLON (as successor to LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the First Lien Obligations (as defined in the Intercreditor Agreement)) (in such capacity, the “First Lien Collateral Agent”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Second Lien Obligations (as defined in the Intercreditor Agreement) (in such capacity, the “Second Lien Collateral Agent”), is dated as of the First Amendment Effective Date (as defined below). Unless otherwise noted herein, terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the Parent, the Company, the Notes Issuer and certain other subsidiaries of the Parent commenced voluntary bankruptcy proceedings (the “Proceedings”) on March 16, 2009, in connection with a prenegotiated plan of reorganization (as such plan may be modified from time to time, the “Plan”) under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, subject to the satisfaction of certain conditions, the Plan provides for the amendment of the Intercreditor Agreement in accordance with this First Amendment in certain circumstances;

WHEREAS, pursuant to the terms of the Plan and this First Amendment, the Second Lien Obligations will be subordinated to the First Lien Obligations in the manner and subject to the terms and conditions set forth herein; and

WHEREAS, this First Amendment will become effective on the date the conditions set forth in Section 5 hereto are satisfied and the Plan is substantially consummated.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Intercreditor Agreement.

(a) Each instance of the words “Lehman Commercial Paper Inc.” and “LCPI” in the Intercreditor Agreement is hereby replaced with “The Bank of New York Mellon”.

(b) Section 1.1 (Defined Terms).

(i) Section 1.1 of the Intercreditor Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Blockage Notice” has the meaning assigned to that term in Section 8.3.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the First Amendment Effective Date, including, without limitation, all Common Stock and Preferred Stock.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting, but in no event shall such Common Stock be redeemable for cash or other consideration (other than additional Common Stock) prior to the Discharge of the First Lien Obligations)) of such Person’s common stock, whether now outstanding or issued after the First Amendment Effective Date, including, without limitation, all series and classes of such common stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“First Amendment Effective Date” means the date the First Amendment to the Intercreditor Agreement, by and among the Company, the Parent, the Notes Issuer, the First Lien Collateral Agent and the Second Lien Collateral Agent became effective in accordance with its terms.

“First Lien Credit Agreement Amendment” means that certain Third Amendment to the Term Loan Agreement, dated as of the date hereof, among the Parent, the Company, the Lenders party thereto, LCPI as Existing Agent (as defined therein) and Bank of New York Mellon as Successor Agent (as defined therein).

“Non-Cash Consideration” has the meaning assigned to that term in Section 8.2(b).

“Non-Payment Blockage Period” has the meaning assigned to that term in Section 8.3.

“Non-Payment Default” has the meaning assigned to that term in Section 8.3.

“Notes Payments” has the meaning assigned to that term in Section 8.3.

“Paying Agent” has the meaning assigned to that term in Section 8.7.

“Payment Default” has the meaning assigned to that term in Section 8.3.

“Permitted Junior Securities” means:

(a) Equity Interests in the Notes Issuer, any Guarantor Subsidiary or any direct or indirect parent of the Notes Issuer; or

(b) debt securities that are subordinated to all First Lien Obligations (and any debt securities issued in exchange for First Lien Obligations) to substantially the same extent as, or to a greater extent than, the Second Lien Obligations are subordinated to First Lien Obligations under this Agreement;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the First Lien Obligations are treated as part of the same class as the Second Lien Obligations for purposes of such plan of reorganization; provided, further, that to the extent that any of the First Lien Obligations outstanding on the date of consummation of any such plan of reorganization are not paid in full in cash on such date, the holders of any such First Lien Obligations not so paid in full in cash have consented to the terms of such plan of reorganization.

“PIK Interest” means interest that is payable on the Senior Secured Notes by adding the amount of such interest to the principal amount of the Senior Secured Notes or by issuing a note in the same form and subject to the same terms as the Senior Secured Notes, in each case, in accordance with the terms of the Second Lien Loan Documents.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting, but in no event shall such Preferred Stock be redeemable for cash or other consideration (other than additional Preferred Stock or Common Stock) prior to the Discharge of the First Lien Obligations) of such Person’s preferred or preference stock, whether now outstanding or issued after the First Amendment Effective Date, including, without limitation, all series and classes of such preferred or preference stock.

“Responsible Officer” means, when used with respect to the Second Lien Collateral Agent, any officer within the corporate trust department of the Second Lien Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Second Lien Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Senior Secured Note Indenture.

“Second Lien Note Documents” means the Second Lien Loan Documents.

(c) The definition of “Second Lien Obligations” is hereby amended by inserting the phrase “, the Second Lien Guarantee” after the phrase “Senior Secured Note Indenture” therein.

(d) Section 2 (Lien Priorities). Section 2 of the Intercreditor Agreement is hereby amended by deleting the word “Lien” in the heading thereto.

(e) Section 2.1 (Relative Priorities). Section 2.1 of the Intercreditor Agreement is hereby amended by replacing the word “of” at the end of clause (x) of clause (iii) thereof with the word “or”.

(f) Section 2.2 (Prohibition on Contesting Liens). Section 2.2 of the Intercreditor Agreement is hereby amended by (i) adding the words “or Payment Subordination” to the heading thereto; (ii) adding the phrase “or any provision of this agreement relating to the subordination in priority and right of payment of the Second Lien Obligations to the First Lien Obligations” immediately before the proviso in the first sentence thereof and (iii) adding the phrase “and with respect to payment” after the phrase “with respect to the Collateral” in the second sentence thereof.

(g) Section 2.4 (Similar Liens and Agreements). Section 2.4 of the Intercreditor Agreement is hereby amended by deleting the phrase “Section 8.9” set forth in the first sentence thereof and inserting in lieu thereof the phrase “Section 9.9”.

(h) Section 3.1(e) is hereby amended by deleting such section in its entirety.

(i) Section 3.1(f) is hereby amended by adding the phrase “or in Section 8,” immediately after the phrase “Sections 3.1(a) and (d)” in the first sentence thereof.

(j) Section 4.2 (Payments Over). Section 4.2 of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“4.2. Payments Over. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Parent, the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including, without limitation, set-off, recoupment or counterclaim) relating to the Collateral, and any Notes Payments or distributions received by the Second Lien Collateral Agent or any Second Lien Claimholder from any source (whether from the Notes Issuer, any Grantor or any other Person) that were not then permitted to be made to the Second Lien Collateral Agent or any Second Lien Claimholder pursuant to Section 8 of this Agreement, shall, in each case, be segregated and held in trust and immediately paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.”

(k) Section 5.3(a) (Amendments to First Lien Documents). Section 5.3(a) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination, payment subordination or other provisions of this Agreement, except that, without the prior written consent of the Second Lien Collateral Agent, no amendment, waiver or other modification of the terms of the First Lien Loan Documents may (i) increase the then outstanding principal amount of the loans under the First Lien Loan Documents so that such amount is greater than $100,000,000.00 plus, in the case of a refinancing of the First Lien Credit Agreement in which the holders of the Refinancing debt or an agent acting on their behalf agree (in a writing addressed to the Second Lien Collateral Agent) to the terms of this Agreement, capitalized unpaid interest and fees not in excess of $10,000,000, or (ii) prohibit the Notes Issuer from making any, or any portion of any, payment permitted to be made pursuant to Section 8.3 in respect of the Second Lien Obligations and permitted under the First Lien Credit Agreement in effect on the date hereof. Any such amendment, supplement, modification or Refinancing will not, without the consent of the Second Lien Collateral Agent, contravene the provisions of this Agreement. The Notes Issuer shall promptly provide to the Second Lien Collateral Agent a copy of any amendment to the First Lien Documents.”

(l) Section 5.3(c) (Amendments to First Lien Loan Documents and Second Lien Loan Documents). Section 5.3(c) of the Intercreditor Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 5.3(c):

“(c) Each of Parent, the Company and the Notes Issuer agrees that each Second Lien Loan Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary and to the extent not prohibited by the Trust Indenture Act of 1939, the right to receive payments under this Agreement by the Second Lien Collateral Agent or the Holders and the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the Collateral Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent or the Holders hereunder or thereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) and the lien and payment subordination provisions contained therein, among Parent, the Company, Bank of New York Mellon (as successor to Lehman Commercial Paper Inc.), as First Lien Collateral Agent, and U.S. Bank National Association, as Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or the Collateral Agreement, the terms of the Intercreditor Agreement shall govern and control.””

(m) Section 5.5 (When Discharge of First Lien Obligations Deemed to Not Have Occurred). Section 5.5 of the Intercreditor Agreement is hereby amended by inserting the following phrase “the priority and right of payment of the Obligations and” immediately prior to the phrase “the Lien priorities and rights against the Collateral set forth herein,” towards the end of the first sentence thereof.

(n) Section 6.6 (Reorganization Securities). Section 6.6 of the Intercreditor Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 6.6:

“6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then the provisions of this Agreement (including, without limitation, the subordination provisions set forth in Section 8) will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations; provided that, to the extent the debt obligations distributed on account of the First Lien Obligations are secured by Liens on property that is not also subject to Liens securing debt obligations distributed on account of the Second Lien Obligations, such property shall be considered Non-Second Lien Collateral for purposes of this Agreement.”

(o) Section 6.9 (Separate Grants of Security and Separate Classification). Section 6.9 of the Intercreditor Agreement is hereby amended by (i) inserting the following immediately prior to the semicolon at the end of clause (a) in the first paragraph thereof “ and the priority and rights to receive payment under the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct rights and priorities of payment”; (ii) inserting the following phrase immediately after the word “Collateral” in clause (b) in the first paragraph thereof “and the differing priorities and rights of payment” and (iii) deleting the second paragraph thereof in its entirety and substituting in lieu there of the following new paragraph:

“To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the First Lien Collateral Agent and the Second Lien Collateral Agent hereby acknowledges and agrees that, subject to Sections 2.1, 4.1 and 8, all payments and other distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors (with the effect being that the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any payment or other distribution of any kind is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, any such payments or other distributions, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).”

(p) Section 8 (Miscellaneous).

(i) Section 8.2 of the Intercreditor Agreement is hereby amended by inserting the words “and payment subordination” immediately following the words “lien subordination” in the second sentence thereof.

(ii) Section 8.9 of the Intercreditor Agreement is hereby amended by inserting the words “and payment” between the words “Lien” and “priorities” towards the end thereof.

(iii) Section 8.14 of the Intercreditor Agreement is hereby amended by inserting the words “, by e-mail or other electronic means” after the word “telecopy” therein.

(iv) Section 8 of the Intercreditor Agreement is hereby amended by (A) deleting the phrase “SECTION 8.8” in Section 8.7(a)(3) and inserting in lieu thereof the phrase “SECTION 9.8”, (B) deleting the phrase “SECTION 8.7(b)” in Section 8.7(b) and inserting in lieu thereof the phrase “SECTION 9.7(b)”, and (C) renumbering such Section of the Intercreditor Agreement as Section 9 thereof.

(q) New Section 5.7 (Subordination). The Intercreditor Agreement is hereby amended by adding the following new Section 5.7:

5.7 No Subordination of First Lien Obligations. The First Lien Collateral Agent, on behalf of the First Lien Claimholders, shall not voluntarily agree to subordinate any First Lien Obligations to any other obligations owed to a third party except in connection with a DIP Financing pursuant to Section 6.1 if the sum of the First Lien Obligations and the other obligations to which the First Lien Obligations are so subordinated exceeds $100,000,000.

(r) New Section 8 (Subordination). The Intercreditor Agreement is hereby amended by adding the following new Section 8:

SECTION 8. Subordination.

8.1. Agreement to Subordinate. Subject to the other provisions of this Agreement, the Second Lien Collateral Agent agrees, on behalf of the Second Lien Claimholders, and each Second Lien Claimholder by continuing to hold or accepting a Senior Secured Note agrees, that the payment of all Second Lien Obligations is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior indefeasible payment in cash in full of all existing and future First Lien Obligations and that the subordination is for the benefit of and enforceable by the First Lien Claimholders. All provisions of this Section 8 shall be subject to Section 9.9. Notwithstanding any other provision of this Agreement, the provisions of this Article VIII will not apply to Second Lien Adequate Protection Payments.

8.2. Insolvency or Liquidation Proceedings. Upon any payment or distribution of the assets of the Note Issuer or any other Grantor to creditors in connection with an Insolvency or Liquidation Proceeding:

(a) the First Lien Claimholders shall be entitled to the prior indefeasible Discharge of First Lien Obligations in cash before the Second Lien Claimholders shall be entitled to receive any payment or distribution from any source (whether or not from the Notes Issuer or any other Grantor) of any kind (whether in cash, Equity Interests or otherwise) in respect of the Second Lien Obligations;

(b) until the prior indefeasible Discharge of First Lien Obligations has occurred, any payment or distribution from any source (whether or not from the Notes Issuer or any other Grantor) of any kind (whether in cash, Equity Interests or otherwise) to which the Second Lien Claimholders would be entitled but for the subordination provisions of this Agreement shall be made to the First Lien Collateral Agent for the benefit of the First Lien Claimholders, except that Second Lien Claimholders may receive Permitted Junior Securities; provided, that, if such payments are in a form other than cash or cash equivalents (the “Non-Cash Consideration”), the First Lien Collateral Agent, for the benefit of the First Lien Claimholders, shall be authorized to monetize such Non-Cash Consideration (other than Permitted Junior Securities) in its sole discretion and any cash proceeds shall be applied to the First Lien Obligations as provided herein. The application of such cash proceeds shall reduce the First Lien Obligations only to the extent of the actual cash payment indefeasibly received by the First Lien Claimholders, net of fees, costs and commissions; and

(c) if any payment or distribution from any source (whether or not from the Notes Issuer or any other Grantor) of any kind is made to the Second Lien Collateral Agent or any Second Lien Claimholders in respect of the Second Lien Obligations that, pursuant to this Agreement, should not have been made to them, such Second Lien Claimholders shall hold such payments or distributions in trust for the First Lien Claimholders and immediately pay and/or deliver such payments or distributions over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders.

8.3. Default of First Lien Obligations.

(a) No payments of principal of, premium, if any, or interest (other than PIK Interest, which, for the avoidance of doubt, shall be permitted to be paid) on the Senior Secured Notes (nor any payments of any of the other Second Lien Obligations, including, without limitation, Second Lien Guarantees, fees, costs, expenses, indemnities and rescission or damage claims), nor shall any deposit be made pursuant to the Senior Secured Note Indenture, nor shall any of the Senior Secured Notes be purchased, redeemed or otherwise retired by the Notes Issuer or any other Grantor (collectively, “Notes Payments”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(i) any First Lien Obligation is not paid in full in cash when due (after giving effect to any applicable grace period); or

(ii) any other default under the First Lien Loan Documents occurs and the maturity of the First Lien Obligations is accelerated in accordance with the terms of the First Lien Loan Documents;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or the Discharge of First Lien Obligations has occurred.

(b) During the continuance of any default described in Sections 7(b), 7(c), 7(d), 7(e), 7(f), 7(g), 7(h), 7(i), 7(j), or 7(k) of the First Lien Credit Agreement (as in effect on the First Amendment Effective Date) or comparable provisions of any agreement replacing or refinancing that agreement (a “Non-Payment Default”) under the First Lien Loan Documents pursuant to which the maturity of the First Lien Obligations may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, no Notes Payments shall be made (except in the form of PIK Interest, Permitted Junior Securities or a combination of PIK Interest and Permitted Junior Securities) for a period (a “Non-Payment Blockage Period”) commencing upon the receipt by the Second Lien Collateral Agent (with a copy to the Notes Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the First Lien Collateral Agent specifying an election to effect a Non-Payment Blockage Period and ending on the earliest of (i) 179 days after the receipt of the Blockage Notice, (ii) the date written notice to that effect is delivered to the Second Lien Collateral Agent and the Notes Issuer by the First Lien Collateral Agent; (iii) the date on which the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; and (iv) the date that the Discharge of First Lien Obligations has occurred.

(c) With respect to the occurrence of any Non-Payment Default only, unless the maturity of the First Lien Obligations shall have been accelerated, Notes Payments may be resumed after the end of the Non-Payment Blockage Period relating to such occurrence of such Non-Payment Default. The Second Lien Obligations shall not be subject to (i) more than two Non-Payment Blockage Periods in any consecutive 360-day period irrespective of the number of defaults with respect to the First Lien Obligations during such period or (ii) more than five Non-Payment Blockage Periods in the aggregate. There must be at least 181 days during any consecutive 360-day period during which no Non-Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Second Lien Collateral Agent shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

(d) Upon the termination of any Non-Payment Blockage Period, the Notes Issuer shall forthwith pay to the Second Lien Collateral Agent for the account of the Second Lien Claimholders all amounts required to be paid to them under the Second Lien Loan Documents but were not paid because of the existence of this Agreement.

8.4. Acceleration of Payment of Second Lien Obligations. Subject in all respects to the terms and conditions of this Agreement, if payment of the Second Lien Obligations is accelerated because of a default under any of the Second Lien Loan Documents, the Second Lien Collateral Agent shall promptly notify the First Lien Collateral Agent of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Section 8.

8.5. Exercise of Remedies.

(a) Without limiting or modifying the provisions of Section 3 hereof (and in addition to the rights and obligations of the parties hereto set forth in Section 3 hereof) and to the extent not prohibited by the Trust Indenture Act of 1939, without the prior written consent of the First Lien Collateral Agent, the Second Lien Collateral Agent shall not, and no Second Lien Claimholder shall, exercise any of its rights and remedies with respect to the Second Lien Obligations until the earliest to occur of the following and in any event no earlier than 10 days after the First Lien Collateral Agent’s receipt of written notice of the Second Lien Claimholder’s intention to exercise such rights and remedies after the occurrence of the earliest of any of the following:

(i) the Discharge of First Lien Obligations;

(ii) acceleration of the First Lien Obligations or the failure to pay the First Lien Obligations (or any part thereof) in full and in cash at maturity;

(iii) the occurrence of an Insolvency or Liquidation Proceeding;

(iv) the passage of 90 days from the later of (A) the date that the Second Lien Collateral Agent has declared an Event of Default under the Second Lien Loan Documents if any such Event of Default has not been cured or waived within such period and (B) the date on which the First Lien Collateral Agent received notice from the Second Lien Collateral Agent of such declaration of an Event of Default; and

(v) the exercise by the First Lien Collateral Agent or any First Lien Claimholder of any remedies under the First Lien Loan Documents.

(b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the First Lien Obligations such acceleration is rescinded (whether or not any existing Event of Default under the First Lien Loan Documents has been cured or waived), then all actions taken by any Second Lien Claimholder in connection with the exercise of its rights and remedies will likewise be rescinded if such action is based solely on clauses (i), (ii) or (iv) of paragraph (a) of this Section 8.5.

8.6. Subordination May Not Be Impaired by Notes Issuer. No right of any First Lien Claimholder to enforce the subordination of the Second Lien Obligations shall be impaired by any act or failure to act by the Parent, the Company, the Notes Issuer or any Grantor or by their failure to comply with this Agreement.

8.7. Rights of Second Lien Collateral Agent and Paying Agent. Notwithstanding Section 8.3 hereof, the Second Lien Collateral Agent and any paying agent in respect of the Senior Secured Notes (the “Paying Agent”) may continue to make Notes Payments, and any Second Lien Claimholder may continue to accept Notes Payments, and shall not be charged with knowledge of the existence of facts that would prohibit the making or acceptance of any Notes Payments unless, not less than two Business Days prior to the date of such Notes Payment, the Second Lien Collateral Agent receives notice from the First Lien Collateral Agent that payments may not be made under this Section 8. Upon receipt of any such notice, the Second Lien Collateral Agent, any Paying Agent and any Second Lien Claimholder shall immediately turn over any such Notes Payment pursuant to the terms of this Agreement.

The Second Lien Collateral Agent in its individual or any other capacity shall be entitled to hold First Lien Obligations with the same rights it would have if it were not the Second Lien Collateral Agent. The registrar in respect of the Senior Secured Notes and the Paying Agent shall be entitled to do the same with like rights (provided that any such registrar or Paying Agent is not an Affiliate of the Parent, the Company, the Notes Issuer or any Grantor). The Second Lien Collateral Agent shall be entitled to all the rights set forth in this Agreement with respect to any First Lien Obligations which may at any time be held by it, to the same extent as any other First Lien Claimholder; and nothing in this Agreement shall deprive the Second Lien Collateral Agent of any of its rights as such First Lien Claimholder. Nothing in this Section 8 shall apply to claims of, or payments to, the Second Lien

Collateral Agent (solely in its capacity as an agent or trustee thereunder) under or pursuant to the Senior Secured Note Indenture.

8.8. Section 8 Not To Prevent Events of Default. The failure to make a Notes Payment by reason of any provision in this Section 8 shall not be construed as preventing the occurrence of an event of default under any of the Second Lien Loan Documents.

8.9. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations (as defined in the Senior Secured Note Indenture) held in trust by the Second Lien Collateral Agent or the Paying Agent for the payment of principal of and interest on the Senior Secured Notes pursuant to Article IV, Article XI or Article XIV of the Senior Secured Note Indenture shall not be subordinated to the prior payment of any First Lien Obligations or subject to the restrictions set forth in this Section 8, and none of the Second Lien Collateral Agent or the Second Lien Claimholders or the Paying Agent shall be obligated to pay over any such amount to the First Lien Collateral Agent or any First Lien Claimholder, provided that the subordination provisions of this Agreement were not violated at the time the applicable amounts were deposited in trust pursuant to Article IV, Article XI or Article XIV of the Senior Secured Note Indenture, as the case may be.

8.10. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Section 8, the Second Lien Collateral Agent and the Second Lien Claimholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any Insolvency or Liquidation Proceedings are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Second Lien Collateral Agent or the Second Lien Claimholders or (c) upon the First Lien Collateral Agent for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the identity of the First Lien Claimholders, the amount of or payable in respect of the First Lien Obligations, the amount or amounts paid or distributed in respect of the First Lien Obligations and all other facts pertinent thereto or to this Agreement.

8.11. Trustee Not Fiduciary for First Lien Claimholders. The Trustee shall not be deemed to owe any fiduciary duty to the First Lien Claimholders by virtue of this Agreement or otherwise.

8.12. Reliance by First Lien Claimholders on Subordination Provisions. The Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each First Lien Claimholder to acquire and continue to hold, or to continue to hold, First Lien Obligations and each First Lien Claimholder shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, First Lien Obligations.

(i) Section 9.5 (Subrogation). Section 9.5 (formerly Section 8.5) is hereby amended by adding the following new sentence at the end thereof:

“Notwithstanding anything herein to the contrary, to the extent any indemnification obligation or contingent obligation becomes due and payable under the First Lien Loan Documents after the Discharge of the First Lien Obligations, the Second Lien Collateral Agent and Second Lien Claimholders shall promptly turn over any such amounts to the First Lien Collateral Agent for distribution to the First Lien Claimholders.”

2.    Designation of Address for Notices. As of the First Amendment Effective Date, the First Lien Collateral Agent hereby notifies each of the other parties to the Intercreditor Agreement that its address for notices shall be as follows:

The Bank of New York Mellon

600 East Las Colinas Blvd.

Suite 1300

Irving, TX 75039

Attention: Melinda Valentine/Vice President

Telephone: (972) 401-8500

Telecopy: (972) 401-8555

With a copy to (which shall not constitute notice):

McGuire, Craddock & Strother, P.C.

500 North Akard

Suite 3550

Dallas, TX 75201

Attention: Jonathan Thalheimer

Telephone: (214) 954-6855

Telecopy: (214) 954-6868

3.    Conditions to Effectiveness. This First Amendment shall become effective on and as of the date (the “First Amendment Effective Date”):

(a) The First Lien Credit Agreement Amendment shall have been executed and delivered by the Required Lenders and the other parties thereto and shall have become effective concurrently with this First Amendment;

(b) The Plan shall have been substantially consummated and shall provide for this First Amendment to become effective and this First Amendment shall have been approved by the Bankruptcy Court.

(c) Each of the Company, the Parent, the Notes Issuer, the First Lien Collateral Agent and the Second Lien Collateral Agent shall have executed and delivered this First Amendment.

4.    Representations and Warranties. Each of the parties hereto hereby represents and warrants that (i) it has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this First Amendment and the Intercreditor Agreement; (ii) it has taken all necessary corporate action to authorize the execution, delivery and performance of this First Amendment; (iii) it has duly executed and delivered this First Amendment; and (iv) this First Amendment constitutes a legal, valid and binding obligation of each of the parties hereto, enforceable against each such party in accordance with its terms.

5.    Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Intercreditor Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as amendments or waivers of any other provision of the Intercreditor Agreement or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any of the parties to the Intercreditor Agreement that would require the waiver or consent of any of the other parties to the Intercreditor Agreement.

6.    GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the 1st day of July, 2009.

THE BANK OF NEW YORK MELLON, as First Lien Collateral Agent

By:	/s/ Melinda Valentine
Name: Melinda Valentine Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:	/s/ William G. Keenan
Name: William G. Keenan Title: Vice President

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

TRESCOM INTERNATIONAL, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

TRESCOM U.S.A., INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

LEAST COST ROUTING, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

iPRIMUS USA, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

iPRIMUS.COM, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS IHC, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster Title: Chief Financial Officer